UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2013

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619		41-0691607
(Commission File Number)		(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN		55362
(Address Of Principal Executive Offices)		(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01               Entry into a Material Definitive Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2013, WSI Industries, Inc. (the “Company”) amended its Revolving Line of Credit Promissory Note and Loan Agreement (the “Amendment”) with its bank.  The Amendment extended the term of the Agreement for one year until February 1, 2014.  The interest rate in the Agreement was modified to be at a fluctuating annual interest rate equal to the LIBOR Rate, plus Two Hundred (200) basis points per year.  The Amendment also increased the Line to a maximum potential borrowing of $3 million until May 31, 2013, at which point the Line reverts to a maximum of $1 million.  The Amendment also modified certain restrictive covenants regarding minimum net worth, and the debt service coverage ratio.

The summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to such document, which is included as Exhibit 10.1 of Item 9.01 to this Form 8-K and is incorporated by reference into these Items 1.01 and 2.03.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Second Amendment and Modification of Revolving Line of Credit Promissory Note, Loan Agreement and Reaffirmation of Guaranties, and Amended and Restated Revolving Credit Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 WSI INDUSTRIES, INC.

By:  /s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date:  January 31, 2013